UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2012

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 10, 2012, Weingarten Realty Investors and certain of its subsidiaries (collectively, the “Company”), a Texas real estate investment trust, entered into a Purchase and Sale Agreement (the “Agreement”) with DRA Fund VII LLC, an affiliate of DRA Advisors LLC, in which the Company agreed to sell a portfolio of industrial properties for a gross selling price of $382.4 million, subject to adjustments for a mortgage loan and other closing costs. The portfolio consists of 52 industrial properties, aggregating approximately 9.7 million square feet located in Florida, Georgia, Tennessee, Texas and Virginia. The transaction is expected to close within the next forty-five to sixty days.

Item 7.01.    Regulation FD Disclosure.

Please refer to Exhibit 99.1, which is incorporated into this Item 7.01 by reference.

The information in this item shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Purchase and Sales Agreement dated April 10, 2012.
99.1	Press Release dated April 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

10.1	Purchase and Sales Agreement dated April 10, 2012.
99.1	Press Release dated April 11, 2012.

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